                                                                  EXHIBIT (a)(2)

                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                 Articles Supplementary creating three series of

                         Auction Market Preferred Stock

         The First Australia Prime Income Fund, Inc., a Maryland corporation having its principal Maryland office in the City of Baltimore in the State of Maryland (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the board of directors of the Corporation by article fifth of its charter, the board of directors has authorized the issuance of three series of up to 750 shares each of its authorized preferred stock, per value $.01 per share, liquidation preference $100,000 per share, designated respectively: Auction Market Preferred Stock, Series A, Auction Market Preferred Stock, Series B and Auction Market Preferred Stock, Series C.

         SECOND: Pursuant to section 2-411 of the Maryland General Corporation Law and authority granted by Article IV of the Corporation's by-laws, the board of directors of the Corporation has appointed a pricing committee (the "Pricing Committee") and has authorized such Pricing Committee to fix, consistent with, and subject to, the authorization referred to in Article FIRST of these Articles Supplementary, the terms of the shares of Auction Market Preferred Stock, Series A, Auction Market Preferred Stock, Series B and Auction Market Preferred Stock, Series C.

         THIRD: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of such series of preferred stock are as follows:

                                   DESIGNATION

         SERIES A: A series of 750 shares of preferred stock, par value $.01 per share, liquidation preference $100,000 per share, is hereby designated "Auction Market Preferred Stock, Series A." Each share of Auction Market Preferred Stock, Series A shall be issued on the Date of Original issue (as herein defined); have an Initial Dividend Payment Date (as herein defined) of February 14, 1989; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Articles of Incorporation applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series A shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series A shall be identical except as provided in paragraph 3 of these Articles Supplementary.

         SERIES B: A series of 750 shares of preferred stock, par value $.01 per share, liquidation preference $100,000 per share, is hereby designated "Auction Market Preferred Stock, Series B." Each share of Auction Market Preferred Stock, Series B shall be issued on the Date of Original Issue; have an Initial Dividend Payment Date of February 22, 1989; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Articles of Incorporation applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series B shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series B shall be identical except as provided in paragraph 3 of these Articles Supplementary.

         SERIES C: A series of 500 shares of preferred stock, par value $.01 per share, liquidation preference $100,000 per share, is hereby designated "Auction Market Preferred Stock, Series C." Each share of Auction Market Preferred Stock, Series C shall be issued on the Date of Original Issue; have an Initial Dividend Payment Date of February 28, 1989; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Articles of Incorporation applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series C shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series C shall be identical except as provided in paragraph 3 of these Articles Supplementary.

         1.  Definitions.

         Capitalized terms not defined in this paragraph 1 shall have the respective meanings specified in paragraph 8(a) hereof. Unless the context or use indicates another or different meaning, the following terms shall have the following meanings, whether used in the singular or plural:

         "`AA' Composite Commercial Paper Rate," on any date, means (i) the interest equivalent of the 30-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by S&P or another rating agency, as such 30-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 30-day rate on commercial paper placed on behalf of such issuers, as quoted to the Auction Agent on a discount basis or otherwise by the Commercial Paper Dealers for the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 30-day "AA" Composite Commercial Paper Rate, the 30-day "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by the Commercial Paper Dealer. "Interest Equivalent" as used herein means the equivalent yield on a 360-day basis of a discount basis security to an interest bearing security.

         "Accountant's Confirmation" has the meaning set forth in paragraph 7(b)(iii) hereof.

         "Agent Member" means the member of the Securities Depository that will act on behalf of an Existing Holder or Potential Holder and that is identified as such in such holder's Purchaser's Letter.

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         "AMPS" means either the Auction Market Preferred Stock, Series A; the
Auction Market Preferred Stock, Series B or the Auction Market Preferred Stock, Series C.

         "AMPS Basic Maintenance Amount" means, as of any date, the dollar amount equal to the sum of (a) $100,000 times the number of shares of AMPS then outstanding; (b) the aggregate liquidation preference of other Preferred Stock then outstanding, if any; (c) the Dividend Coverage Amount; (d) the aggregate Projected Dividend Amount; (e) the aggregate principal amount of any then outstanding indebtedness of the Corporation for money borrowed; (f) projected expenses of the Corporation for the next succeeding three-month period; and (g) the greater of $200,000 or the Corporation's current liabilities as of such date to the extent not otherwise reflected in any of (a) through (f) above. The Board of Directors shall have the authority, to the extent permitted by Maryland law, to adjust, modify, alter or change from time to time the elements comprising the AMPS Basic Maintenance Amount from those set forth in these Articles Supplementary if the Board of Directors determines and the Rating Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS.

         "AMPS Basic Maintenance Cure Date," with respect to the failure by the Corporation to maintain the AMPS Basic Maintenance Amount (as required paragraph 7(b) hereof) as of each Valuation Date, means the fifth Business Day following such Valuation Date.

         "ANNIE MAEs" are securities issued against mortgage pools by Australian National Mortgage Pool Agency Ltd., an affiliate of Security Pacific National Bank and are rated by Australian Ratings.

         "Applicable Percentage" has the meaning set forth under "Maximum Applicable Rate" below.

         "Applicable Rate" has the meaning specified in paragraph 3(c)(i) below.

         "Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended and restated from time to time, including as amended by these Articles Supplementary.

         "Auction" means each operation of the Auction Procedures.

         "Auction Agent" means Manufacturers Hanover Trust Company unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, paying agent and redemption agent.

         "Auction Agent Agreement" has the meaning specified in paragraph 3(c)(i) below.

         "Auction Date" has the meaning specified in paragraph 8(a) below.

         "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 8 below.

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         "Australian Corporate Bonds" means debt obligations of Australian corporations (other than Australian Government Securities, Australian Semi-Government Securities, Bank Bills and Australian Short-Term Securities).

         "Australian Currency" means such coin or currency of Australia as at the time shall be legal tender for payment of public and private debts.

         "Australian Ratings" means Australian Ratings Pty Ltd or its successors.

         "Australian Government Securities" means all publicly traded securities issued and guaranteed by the Government of the Commonwealth of Australia with a fixed maturity (i.e. no perpetuals).

         "Australian Semi-Government Securities" means the following publicly traded semi-government securities with a fixed maturity (i.e. no perpetuals) and which are explicitly guaranteed by the Commonwealth of Australia or the respective Australian state, provided, that if the calculation is being made for Moody's, the then-current rating by Moody's of any outstanding senior long-term debt issue explicitly guaranteed by the respective Australian state is identical to the then-current Moody's rating of any senior long-term debt denominated in the same currency which debt is guaranteed by the Commonwealth of Australia:

         1. Electricity Trust of South Australia, a body established under the Electricity Trust of South Australia Act 1946 (South Australia).

         2. Gas & Fuel Corporation of Victoria, a corporation established under the Gas and Fuel Corporation Act 1950 (Victoria).

         3. Melbourne & Metropolitan Board of Works, a board constituted under section 4 of the Melbourne & Metropolitan Board of Works Act 1958 (Victoria).

         4. New South Wales Treasury Corporation, a corporation constituted under section 4 of the Treasury Corporation Act 1983 (New South Wales).

         5. A Territory authority being an authority within the meaning of that term under section 43 of the Northern Territory (Self Government) Act (Commonwealth) provided that the specific issue is guaranteed by the Treasurer of the Commonwealth of Australia.

         6. The State Electricity Commission of Qld, a commission constituted under the Electricity Act 1976 (Qld).

         7. Queensland Treasury Corporation, a corporation established under the Treasury Corporation Act 1988 (Qld).

         8. South Australian Financing Authority an authority established under the Government Financing Authority Act 1982 (South Australia).

         9. State Electricity Commission of Victoria, a commission established under the State Electricity Commission Act 1953 (Victoria).

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         10. State Energy Commission of Western Australia, a commission established under the State Energy Commission Act 1979 (Western Australia).

         11. The Australian Telecommunications Commission a commission established under section 4 of the Telecommunications Act 1975 (Commonwealth).

         12. Victorian Public Authorities Finance Agency an agency constituted under section 3 of the Victorian Public Authorities Act 1984 (Victoria).

         13. Australian industry Development Corporation a body established under section 5 of the Australian Industries Development Corporation Act (Commonwealth).

         14. South Australian Finance Trust Limited, a body corporate proclaimed by the Governor of South Australia to be a semi-government authority pursuant to the Public Finance and Audit Act 1987 (South Australia).

         The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the list of securities as set forth above if the Board of Directors determines and each Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the AMPS.

         "Australian Short Term Securities" means promissory notes and other short term commercial paper issued by Australian institutions rated A-1+ by S&P and Prime-1 by Moody's or with a long-term rating from S&P at least as high as their then-current comparable rating of AMPS and with a long-term foreign currency debt rating from Moody's of at least Aa3.

         "Authorized Newspaper" means The Wall Street Journal, or if not published on such date, The New York Times, or if neither of such papers is published on such date, a newspaper, printed in the English language, of general circulation in the Borough of Manhattan, The City of New York, that carries financial news and is customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

         "Bank Bills" means bills of exchange (as defined in the Bills of Exchange Act of the Commonwealth of Australia) issued, accepted or endorsed by Australian banks (x) with a rating from S&P at least as high as their then-current comparable rating of the AMPS and (y)(i) if the Bank Bill has a remaining term to maturity from the date of determination of 30 days or less, rated Prime-1 by Moody's, (ii) with a long-term foreign currency debt rating from Moody's of at least Aa3 or (iii) as otherwise approved in writing by Moody's.

         "Board of Directors" means the Board of Directors of the Corporation or, except as used in paragraph 6 hereof, any duly authorized and empowered committee thereof.

         "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close; provided, that for purposes of determining Valuation Dates and Cure Dates, "Business Day" means a day on which the New York Stock Exchange and the Australian Stock Exchange Limited are open for trading and which is not a Saturday,

Sunday or other day on which banks in The City of New York or in Sydney, Australia are authorized or obligated by law to close.

         "Cash" means such coin or currency of the United States of America as at the time shall be legal tender for payment of public and private debts.

         "Certificate of Minimum Liquidity" has the meaning specified in paragraph 7(c)(i) below.

         "Commercial Paper Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Corporation may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means shares of the common stock, par value $.01 per share, of the Corporation.

         "Corporate Bonds" means debt obligations of U.S. corporations (other than Short Term Money Market Instruments or U.S. Government Obligations) rated Aa or better by Moody's or AA or better by S&P, which corporate debt obligations
(a) provide for the periodic payment of interest thereon in cash, (b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act of 1933, as amended, and (d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (d)). In addition, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column (1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column
(2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation, the Corporation shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):

                                      Column 1                Column 2               Column 3
                                      --------                --------               --------
                                                         Maximum Percent of     Maximum Percent of
                                                        Value of Corporation   Value of Corporation
                                                         Assets, Including       Assets, Including
                                                         Eligible Portfolio     Eligible Portfolio
                                 Minimum Original      Property, Invested in    Property, Invested
Rating                            Issue Size of              any One           in any One Industry
   (1)                              Each Issue              Issuer (2)             Category(2)
-------                          ------------------    ----------------------   --------------------
                                  ($ in millions)
Aaa/AAA ......................          $100                      10.0%                 50.0%
Aa/AA ........................          100                       10.0                  33.3

(1) In the event that a Corporate Bond has received a different rating from each of the Rating Agencies, the lower of the two ratings will be controlling. Rating designations include (+) or (-) modifiers to the rating where appropriate

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

     The Board of Directors shall be authorized to adjust, modify, alter or change from time to time the assets (and/or the characteristics thereof) included within the definition of Corporate Bonds for purposes of determining compliance with the AMPS Basic Maintenance Amount to encompass other assets constituting, and/or other characteristics of, corporate debt obligations from those set forth in these Articles Supplementary if the Board of Directors determines and the Rating Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS.

     "Corporation" means The First Australia Prime Income Fund, Inc.

     "Cure Date" means the AMPS Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

     "Date of Original Issue" means, with respect to any share of AMPS, the date on which the Corporation originally issues such share.

     "Deposit Securities" means Cash, U.S. Government Obligations and Short Term Money Market Instruments. Except for purposes of determining compliance with the AMPS Basic Maintenance Amount, each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Security but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

         "Discount Factor" means, for any asset held by the Corporation, the number set forth opposite each such type of asset in the following table or such other factor required under the guidelines established by the Rating Agencies from time to time (it being understood that any asset held by the Corporation and not listed in the following table or as provided in writing by the Rating Agencies shall have a Discounted Value of zero):

                                                                            Moody's       S&P
                                                                            Discount    Discount
     Type of Eligible Portfolio Property                                    Factor       Factor
     -------------------------------------------------------------------- -----------    -------
     Cash and Short Term Money Market Instruments:                            1.00        1.00

     Australian Government Securities: with a current outstanding issue size less than A $100,000,000 and with a remaining term to maturity equal to or longer than 56 days from the date of
          determination                                                       1.85        1.60(4)

          with a current outstanding issue size of at least A
          $100,000,000 but less than or equal to $150,000,000 and with a remaining term to maturity equal to or longer than 56 days from
          the date of determination                                           1.85        1.50

          with a current outstanding issue size greater than A
          $150,000,000 and with a remaining term to maturity equal to or
          longer than 56 days from the date of determination                  1.60        1.50

          with any current outstanding issue size and with a remaining term to security shorter than 56 days from the date of
          determination                                                       1.00        1.00(4)

     Australian Semi-Government Securities:

          with a current outstanding issue size less than A $100,000,000 and with a remaining term to maturity equal to or longer than 56 days
          from the date of determination                                      1.85        1.65(4)

              with a current outstanding issue size of at least A $100,000,000 but less than or equal to $150,000,000 and with a remaining term to maturity equal to or longer than 56 days from the date of
              determination                                                       1.85       1.55

              with a current outstanding issue size greater than A
              $150,000,000 and with a remaining term to maturity equal to or
              longer than 56 days from the date of determination                  1.60       1.55


              with any current outstanding issue size and with a remaining term
              to maturity shorter than 56 days from the date of determination     1.00       1.00(4)

         Bank Bills (with maturities of not greater than 56 days from the last
              Valuation Date at which the AMPS Basic Maintenance Amount
              was met)                                                            1.00       1.00

         Australian Currency                                                      1.43       1.75

         GNMA Certificates with fixed interest rates:                               (1)      1.30

         GNMA Certificates with adjustable interest rates:                        1.59       1.30

         FHLMC and FNMA Certificates with fixed interest rates:                     (1)      1.35

         FHLMC and FNMA Certificates with adjustable interest rates:              1.58       1.35

         FHLMC Multifamily Securities:                                              (1)      1.65

         FHLMC and FNMA Certificates with variable interest rates:                  (1)      1.35

         GNMA Graduated Payment Securities:                                      (1)(2)      1.50(3)

         U.S. Government Obligations having a remaining term to maturity of
           90 days or less:                                                       1.08       1.00

         U.S. Government Obligations having a remaining term to maturity of
              more than 90 days but not more than one year:                      1.08        1.25

         U.S. Government obligations having a remaining term to maturity of
              more than one year but not more than two years:                    1.14        1.25

         U.S. Government Obligations having a remaining term to maturity of
              more than two years but not more than three years:                 1.19        1.25

         U.S. Government obligations having a remaining term to maturity of
              more than three years but not more than four years:                1.25        1.25

         U.S. Government obligations having a remaining term to maturity of
              more than four years but not more than five years:                 1.31        1.25

         U.S. Government Obligations having a remaining term to maturity of
              more than five years but not more than seven years:                1.39        1.33

         U.S. Government Obligations having a remaining term to maturity of
              more than seven years but not more than 10 years:                  1.47        1.33

         U.S. Government Obligations having a remaining term to maturity of
              more than 10 years but not more than 15 years:                     1.53        1.35

         U.S. Government Obligations having a remaining term to maturity of
              more than 15 years but not more than 20 years:                     1.60        1.45

         U.S. Government Obligations having a remaining term to maturity of
              more than 20 years but not more than 30 years:                     1.61        1.45

-----------------------
(1)      The Discount Factor determined therefor in writing by the Rating
         Agencies.

(2) Unless the Rating Agencies shall agree, GNMA Graduated Payment Securities with a coupon rate lower than 5% shall not be included in Eligible Portfolio Property.

(3) A Discount Factor of 1.50 applies in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Auction Agent that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Auction Agent that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by the Rating Agencies.

(4) Provided that the current outstanding issue size (as determined on each Quarterly Valuation Date) is equal to or greater than A $10,000,000.

         The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial Discount Factor as set forth above applied to determine the Discounted Value of any item of Eligible Portfolio Property or may specify from time to time a Discount Factor for any asset constituting Eligible Portfolio Property if the Board of Directors determines and each Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the AMPS.

         "Discounted Value," with respect to any asset held by the Corporation, means the quotient of the Market Value of such asset divided by the applicable Discount Factor; provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property as of any date exceed the unpaid principal balance or face amount of such asset as of that date; provided further that the Discounted Value of all Australian Government Securities, Australian Semi-Government Securities and Bank Bills shall be further discounted by the Discount Factor applicable to Australian Currency.

         "Dividend Coverage Amount," as of any date of determination, means:

                  (a) the aggregate of the product, with respect to each series of AMPS, of

                       (i) the number of shares of AMPS of each series outstanding on such date multiplied by $100,000,

                       (ii) the Applicable Rate in effect as of such date for each such series, and

                       (iii) a fraction, the numerator of which is the number of
                  days in the Dividend Period for such series ending on the next Dividend Payment Date

                  (determined by including the first day thereof but excluding the last day thereof) and the denominator of which is 360;

                      plus

                  (b) dividends projected to accumulate from the last dividend payment date with respect to each series of Preferred Stock, not including the AMPS, until the next dividend payment date for such series;

                      plus

                  (c) dividends accumulated but unpaid for any prior dividend periods with respect to any shares of Preferred Stock;

                      less

                  (d) the combined valve of any Dividend Coverage Assets irrevocably deposited by the Corporation for the payment of dividends on the AMPS and other Preferred Stock, if any.

         "Dividend Coverage Assets," as of any date of determination, means Deposit Securities with maturity dates not later than the day preceding the next Dividend Payment Date; provided that if the applicable date of determination is a Dividend Payment Date, any Deposit Securities to be applied to the dividends payable on the AMPS on such date shall not be included in Dividend Coverage Assets.

         "Dividend Payment Date" means, with respect to each series of AMPS, each date of payment of dividends on such series as provided in paragraph 3(b) below.

         "Dividend Period" means, with respect to each series of AMPS, the Initial Dividend Period for such series and each subsequent period commencing on a Dividend Payment Date for such series and ending on and including the calendar day prior to the next Dividend Payment Data for such series.

         "dollar" or "$" shall mean U.S. dollars. Amounts in Australian or New Zealand dollars shall be converted to U.S. dollars at the rates reported by Morgan Guaranty Trust Company for the date of determination or such other source as shall have been approved in writing by the Rating Agencies.

         "Eligible Portfolio Property" means Australian Government Securities, Australian Semi-Government Securities, Cash, Bank Bills, Australian Currency, U.S. Government Obligations, Short Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, and GNMA Graduated Payment Securities; provided, (i) if the determination is being made for Moody's, that not more than 20% in the aggregate of the total Eligible Portfolio Property shall consist of Australian Government Securities and/or Australian Semi-Government Securities with a current outstanding issue size less than A $150,000,000 and (ii) if the determination is being made for S&P that no Australian Government Securities or Australian Semi-Government Securities contained in Eligible Portfolio

Property shall have a current outstanding issue size less than A $10,000,000 (as determined on each Quarterly Valuation Date); provided further that, if the determination is being made for S&P, not more than 10% of the total Eligible Portfolio Property shall consist of Australian Semi-Government Securities issued by any single issuer and that not more than 20% of the total Eligible Portfolio Property shall consist of Australian Semi-Government Securities guaranteed by any single state (except that in the case of each of Victoria and New South Wales, such percentage shall be 25%). The Board of Directors shall have the authority to specify from time to time other assets as Eligible Portfolio Property if the Board of Directors determines and the Rating Agencies advise the Corporation in writing that the specification will not adversely affect their respective then-current ratings of the AMPS.

         "FANMAC Certificates" are securities issued by a trustee against housing loans made through the New South Wales Department of Housing and consist of a series of closed trusts or pools. The mortgage manager is the First Australian National Mortgage Acceptance Corporation Ltd. ("FANMAC"). FANMAC is owned partially by the Government of the State of New South Wales with the remainder owned by other institutions. The Government of the State of New South Wales has provided the FANMAC Trust with an assurance as to availability of funds to meet payments. The securities have been rated by Australian Ratings and S&P. FANMAC securities are subject to a call provision under which borrowers (mortgagors) can repay early and the investors in a particular pool can be repaid on a pro rata basis.

         "FHLMC" means the Federal Home Loan Mortgage Corporation created by Title III of the Emergency Home Finance Act of 1970, and includes any successor thereto.

         "FHLMC Certificate" means a mortgage participation certificate in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on one- to four-family residences.

         "FHLMC Multifamily Security" means a "Plan B Multifamily Security" in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first-priority mortgages on multifamily residences containing 5 or more units and which are designed primarily for residential use, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair, or cause the APS to fail to retain, the rating assigned to such AMPS by each of the Rating Agencies, as evidenced by a letter to such effect from each of the Rating Agencies.

         "FNMA" means the Federal National Mortgage Association, a United States Government-sponsored private corporation established pursuant to Title VIII of the Housing and Urban Development Act of 1968, and includes any successor thereto.

         "FNMA Certificate" means a mortgage pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on 1 to 4 family residences.

         "GNMA" means the Government National Mortgage Association, and includes any successor thereto.

         "GNMA Certificate" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on 1 to 4 family residences.

         "GNMA Graduated Payment Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of graduated payment mortgage loans with terms up to 30 years, with payments that increase annually at a predetermined rate for up to the first five or ten years of the mortgage loan and that are secured by first-priority mortgages on one- to four-unit residences; provided that such loans shall be past the graduated payment period.

         "GNMA Multifamily Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of fixed-rate mortgage, level pay loans with terms up to 30 years secured by first-priority mortgages on multifamily residences, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair or cause the AMPS to fail to retain the rating assigned to such AMPS by each of the Rating Agencies as evidenced by a letter to such effect from each of the Rating Agencies.

         "Holder" means a Person in whose name one or more outstanding shares of AMPS are registered on the Stock Books.

         "Independent Accountants" means the Corporation's independent accountants, which shall be a nationally recognized accounting firm.

         "Industry Category" means, as to any Corporate Bond, any of the industry categories set forth in the following table:

         1.   Aerospace and Defense


         2.   Airlines


         3.   Automobile/Auto Parts/Truck Manufacturing


         4.   Banks/Savings and Loans

         5.       Finance Companies/Consumer Credit


         6.       Financial Services - Brokerage/Syndication/Leasing


         7.       Building/Construction


         8.       Real Estate Development/REITS


         9.       Broadcasting - TV, Cable, and Radio


         10.      Publishing


         11.      Electronics/Computers


         12.      Electrical Equipment


         13.      Diversified/Conglomerate Services


         14.      Diversified/Conglomerate Manufacturing


         15.      Leisure/Amusement/Motion Pictures


         16.      Agricultural Chemicals


         17.      Chemicals


         18.      Food


         19.      Beverage


         20.      Tobacco


         2l.      Retail


         22.      Consumer Durable Goods/Home Furnishings


         23.      Grocery/Convenience Stores


         24.      Healthcare/Drugs/Hospital Supplies


         25.      Childcare/Toys


         26.      Personal Care Products/Cosmetics


         27.      Hotel/Gaming


         28.      Insurance Companies


         29.      Machinery

         30.      Metals/Mining


         31.      Oil/Natural Gas


         32.      Oil Services


         33.      Packaging/Containers


         34.      Paper/Forest Products/Printing


         35.      Pollution Control/Waste Removal


         36.      Electric Utilities


         37.      Other Utilities


         38.      Rail/Trucking/Overnight Delivery


         39.      Telephone/Communications


         40.      Textiles/Apparel


         41.      Transportation


         42.      Agricultural/Agricultural Equipment


         43.      Miscellaneous

         The Board of Directors shall have the authority to change the industry categories applicable with respect to the Corporation from those set forth in these Articles Supplementary if the Board of Directors determines and the Rating Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS.

         "Initial Dividend Payment Date" has the meaning set forth in paragraph 3(b) below.

         "Initial Dividend Period" has the meaning specified in paragraph 3(b) below.

         "Investment Company Act" means the Investment Company act of 1940 (15 U.S. Code (S) 80 et seq.), as amended from time to time.

         "Lien" has the meaning set forth in paragraph 3(d)(iv) below.

         "Market Value" means the amount determined with respect to specific assets of the Corporation in the manner set forth below:

                  (a) as to Australian Securities, the product of (i) the outstanding aggregate principal balance of the security as determined by the Corporation by any method which the Corporation believes reliable, as of the applicable Reporting Date and (ii) the dollar value of the lower of two bid prices per dollar of outstanding principal amount as of such applicable Reporting Date for such security, provided by two recognized securities dealers in Australia making a market in such security (as evidenced by such dealer's participation in the dealer panel for such security) to the Corporation or its agent, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means (and in turn provided to the Corporation by any such means by such agent); plus, (i) if the determination is being made for Moody's, accrued interest to the date of determination if the next interest coupon on such security is due and payable within 56 days of such date of determination and (ii) if the determination is being made for S&P, accrued interest.

                  (b) the product of (i) as to GNMA Certificates, GNMA Graduated Payment Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the aggregate unpaid principal amount of the mortgage loans evidenced by each such certificate or security, as the case may be, as of the close of business in New York City on the last Business Day prior to such date of determination and (ii) the lower of the bid prices for the same kind of certificate or, if not available, some other security having, as nearly as practicable, comparable interest rates and maturities, as quoted to the Corporation by two nationally recognized securities dealers, who are members of the National Association of Securities Dealers selected by the Corporation and making a market therein, with at least one such quotation in writing plus, (i) if the determination is being made for Moody's, accrued interest to the date of determination if the next interest coupon on such security is due and payable within 56 days of such date of determination and (ii) if the determination is using made for S&P, accrued interest;

                  (c) as to Australian Currency and Bank Bills and to Cash, demand deposits and bankers' acceptances included in Short Term Money Market Instruments, the face value thereof; and

                  (d) as to next Business Day repurchase agreements, the face value thereof plus accrued interest.

         Without amending the Articles of Incorporation, (i) the calculation of the Market Value of an asset constituting Eligible Portfolio Property may be changed to any method recognized by the Rating Agencies from that set forth in these Articles Supplementary and (ii) a method recognized by the Rating Agencies for calculating the Market Value of any asset identified as Eligible Portfolio Property may be specified if the Board of Directors determines and the Rating Agencies advise the Corporation in writing that the change or specification will not adversely affect their respective then-current ratings of the AMPS.

         "Maximum Applicable Rate" at any Auction will be the rate obtained by multiplying the 30-day "AA" Composite Commercial Paper Rate on the date of such Auction by the Applicable Percentage determined as set forth below based on the lower of the credit rating or ratings assigned to the AMPS by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, the percentage will be based on such rating).

                                                                    Applicable
                            Credit Rating                           Percentage

---------------------------------------- --------------------------------------
S&P                             Moody's
---                             -------

AA-or Above                     "aa3" or Above                         150%


A-to A+                         "a3" to "a1"                           160%


BBB- to BBB+                    "baa3" to "baa1"                       250%


Below BBB-                      Below "baa3"                           275%

         The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the AMPS. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its respective affiliates and successors, after consultation with the Corporation, shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

         "Minimum Liquidity Level is met" means, as of any date of determination, that the aggregate Market Value of the Dividend Coverage Assets equals or exceeds the Dividend Coverage Amount.

         "Moody's" means Moody's Investors Service, Inc. or its successors.

         "MMSs" are mortgage-backed securities issued against mortgage pools by MGICA Securities Ltd., a wholly-owned subsidiary of AMP Society Ltd., an Australian insurance company, and rated by Australian Ratings.

         "MTCs" are securities issued against specific mortgages by a trustee and are similar to "pass-through" certificates. MTCs are issued on a continuous basis, insured by Australian insurance companies against both mortgage default and an early call, and rated by Australian Ratings.

         "New Zealand Securities" means those New Zealand government, semi-government and other securities determined from time to time in writing by the Rating Agencies.

         "NMMC Securities" National Mortgage Market Corporation Ltd. ("NMMC") has issued both AUSSIE MACs, which are medium term bearer securities, and National Mortgage Market Bonds. NMMC is a private company which is owned partially by the Government of the State of Victoria and partially by private institutions. Both AUSSIE MACs and National Mortgage Bonds are rated by Australian Ratings.

         "Notice of Redemption" has the meaning specified in paragraph 5(a) below.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or Assistant Controller of the Corporation.

         "Officers' Certificate" means a certificate signed by an Officer of the Corporation.

         "Other AMPS" means the auction market preferred stock or remarketed preferred stock or similar adjustable rate preferred stock of the Corporation other than the AMPS.

         "Other Permitted Assets" means Australian Corporate Bonds, Australian Short Term Securities, New Zealand Securities, FANMAC Certificates, NMMC Securities, MTCs, MMSs, ANNIE MAEs, GNMA Multifamily Securities and Corporate Bonds.

         "Paying Agent" means Manufacturers Hanover Trust Company and its successors or any other paying agent appointed by the Corporation to perform the functions performed by the Paying Agent.

         "Person" means an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

         "Preferred Stock" means the preferred stock of the Corporation including the AMPS.

         "Portfolio Calculation" shall have the meaning specified in paragraph 7(b)(ii).

         "Portfolio Valuation Report" means a report executed by the Corporation and delivered to the Auction Agent and the Rating Agencies with respect to the valuation (in U.S. dollars) of the Eligible Portfolio Property, as described in paragraph 7 hereof; provided, that all or any portion of any such report may be prepared by the custodian for the Eligible Portfolio Property, EquitiLink Australia Limited, The Prudential Insurance Company of America, Prudential Mutual Fund Management, Inc. and/or EquitiLink International Management Limited; provided further that such Portfolio Valuation Report may be delivered to the Auction Agent and the Rating Agencies in summary form, however, the Corporation shall retain a copy of the full Portfolio Valuation Report in its files and make such report available to its Independent Accountants and the Rating Agencies upon their request.

         "Projected Dividend Amount" for the AMPS and other Preferred Stock, if any, shall mean, if the date of determination is a Valuation Date, the amount of dividends, based on the number of shares of AMPS and other Preferred Stock, if any, outstanding on such Valuation Date, projected to accumulate on such shares from the next succeeding Dividend Payment Date or Dates until the 63rd day after such Valuation Date, at the following dividend rates:

                  (a) if the Valuation Date is the Date of Original issue or a Dividend Payment Date, for the period beginning on (and including) the first following Dividend Payment Dates and ending on (and including) the 63rd day following such Valuation Date, the product of 2.40 and (x) the Maximum Applicable Rate on the Date of Original Issue (in the case of the Date of Original Issue) or (y) the Maximum Applicable Rate as of the last occurring Auction Date (in the case of any Dividend Payment
         Date); and

                  (b) if such Valuation Date is not the Date of Original issue or a Dividend Payment Date, (i) for the period beginning on (and including) the first following Dividend Payment Dates and ending on (but not including) the sooner of the second following Dividend Payment Date for such shares or the 64th day following such Valuation Date, the product of 2.40 and (x) the Maximum Applicable Rate on the Date of Original Issue (in the case of a Valuation Date occurring prior to the first Auction Date) or (y) the Maximum Applicable Rate on the last occurring Auction Date (in the case of any other Valuation Date), (ii) for the period, if any, beginning on (and including) the second following Dividend Payment Date and ending on (but not including) the 64th day following such Valuation Date, the product of 2.40 and the rate specified in clause (x) or (y) above and (iii) for the period, if any, beginning on (and including) the third following Dividend Payment Date and ending on (but not including) the 64th day following such Valuation Date, the product of 2.94 and the rate specified in clause
         (x) or (y) above.

         If the date of determination is not a Valuation Date, then the Projected Dividend Amount on such date of determination shall equal the Projected Dividend Amount therefor on the immediately preceding Valuation Date, adjusted to reflect any decrease in the number of shares of AMPS outstanding. The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if the Board of Directors determines and the Rating Agencies shall have advised the Corporation in writing that the revised calculation of the Projected Dividend Amount would not adversely affect their respective then-current ratings of the AMPS.

         "Purchaser's Letter" shall mean a letter in which a prospective purchaser agrees, among other things, that ownership of shares of AMPS will be maintained in book entry form by the Securities Depository for such prospective purchaser's Agent Member, and which is required to be executed by each purchaser of shares of AMPS.

         "Quarterly Valuation Date" means, so long as any shares of AMPS are outstanding, the last Valuation Date of January, April, July and October of each year, commencing April 1989.

         "Rating Agencies" means Moody's and S&P or their successors so long as such rating agency is then rating the AMPS.

         "Reporting Date," with respect to any price referred to in the definition of the Market Value of an item of Eligible Portfolio Property, shall mean the date as of which the Market Value of such item of Eligible Portfolio Property is to be determined or, if no such price is available as provided above for such date, the next closest prior date as of which such price is so available; provided, that no such price shall be deemed to be available as of Reporting Date if such price is not available as of a date within one Business Day next preceding the date as of which the determination of such Market Value is to be made.

         "Securities Depository" means The Depository Trust Company and any successor thereto.

         "Scheduled Payment Day" has the meaning specified in paragraph 3(b) below.

         "Short Term Money Market Instruments" means the following kinds of instruments, if on the date of purchase or other acquisition by the Corporation of such instrument the remaining term to maturity thereof is not more than 30 days:

                  (a) demand deposits in, certificates of deposit of, and bankers' acceptances issued by, any depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, provided that, at the time of the Corporation's investment therein, the commercial paper or other unsecured short-term debt obligations of such depository institution are rated Prime-1 by Moody's and A-1+ by S&P and are issued by institutions whose long-term debt obligations are rated at least A-2 by Moody's;

                  (b) repurchase obligations with respect to a U.S. Government Obligation, FNMA Certificate, FHLMC Certificate or GNMA Certificate entered into with a depository institution, (x) the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, (y) the commercial paper or other unsecured short-term debt obligations of which are rated Prime-1 by Moody's and A-1+ by S&P, and (z) the long-term debt obligations of which are rated at least A-2 by Moody's, which securities must be repurchased within one Business Day from the date such repurchase obligation was entered into; and

                  (c) commercial paper rated at the time of the Corporation's investment therein Prime-1 by Moody's and A-1+ by S&P and issued by institutions whose long-term debt obligations are rated at least A-2 by Moody's.

         "S&P" means Standard & Poor's Corporation or any successor thereto.

         "Stock Books" means the stock transfer books of the Corporation maintained by the Paying Agent with respect to the shares of AMPS.

         "Subsequent Dividend Period" has the meaning specified in paragraph 3(b) below.

         "Substitute Commercial Paper Dealers" means such substitute commercial paper dealer or dealers as the Corporation may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

         "Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized securities rating agency or two nationally recognized securities rating agencies, respectively, selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated, or its affiliate or successor, in consultation with the Corporation to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of AMPS.

         "Type I Corporate Bonds" as of any date means Corporate Bonds whose Moody's rating is Aaa and whose S&P rating is AAA as of such date.

         "Type II Corporate Bonds" as of any date means Corporate Bonds whose Moody's rating is at least Aa and whose S&P rating is at least AA+ to AA- as of such date.

         "U.S. Government Obligations" means direct obligations of the United States, provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call or redemption.

         "Valuation Date" means each Friday of each month or, if such day is not a Business Day, the next preceding Business Day, provided, that the first Valuation Date may occur on any other date established by the Corporation; provided, further, that such date shall not be earlier than 4 Business Days prior to, and not later than, the Date of Original Issue.

         "Voting Period" has the meaning specified in paragraph 6(b) below.

         "1940 Act AMPS Asset Coverage Ratio" means, as of the date of determination, the ratio of the Fund's net assets to its senior securities representing indebtedness plus the liquidation value of its Preferred Stock, including the shares of AMPS.

         "1940 Act AMPS Asset Coverage Requirement" means the requirement that the Corporation maintain, with respect to shares of AMPS, as of the last Friday of each month in which any shares of AMPS are outstanding, asset coverage of at least 200% with respect to senior securities representing indebtedness plus the liquidation value of its Preferred Stock, including the shares of AMPS (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).

         "1940 Act Cure Date," with respect to the failure by the Corporation to maintain the 1940 Act AMPS Asset Coverage Requirement (as required by paragraph 7(a) hereof) as of the last Valuation Date of each month, means the last Valuation Date of the following month.

         2. Fractional Shares. No fractional shares of AMPS shall be issued.

         3. Dividends.

            (a) Holders of shares of AMPS shall be entitled to receive, when, as, and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum (determined as set forth below) payable on the respective dates set forth below.

            (b) Dividends on the shares of AMPS shall accumulate from the Date of Original Issue. Accumulated dividends shall be payable commencing on February 14, 1989 (the 27th day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series A; on February 22, 1989 (the 35th day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series B; and on February 28, 1989 (the 41st day after the Date of Original Issue), with respect to the Auction Market Preferred Stock, Series C (hereinafter, with respect to a series of AMPS such date is referred to as the "Initial Dividend Payment Date") and on each day thereafter which is the last day of each succeeding 28-day period after such date. If any such last day (the "Scheduled Payment Day") is not a Business Day or, unless the Securities Depository shall make dividend payments in same-day funds, the day succeeding the Scheduled Payment Day is not a Business Day, dividends payable on such Scheduled Payment Day shall be paid on the first Business Day succeeding such Scheduled Payment Day that is next succeeded by a day which is also a Business Day; provided, however, that if the Securities Depository shall make dividend payments with respect to the shares of AMPS in same-day funds, such next succeeding day need not be a Business Day. Any date on which a dividend on the AMPS is payable pursuant to this paragraph 3(b) is herein called a "Dividend Payment Date". The period beginning on (and including) the Date of Original Issue and ending on (but not including) the Initial Dividend Payment Date for a series is referred to herein as the "Initial Dividend Period" for such series. Each successive period commencing on, and including, the Dividend Payment Date for the previous Dividend Period and ending on and including the calendar day preceding the next succeeding Dividend Payment Date is referred to herein as a "Subsequent Dividend Period" and the Initial Dividend Period and each Subsequent Dividend Period together are sometimes referred to herein as "Dividend Periods". The record date for the payment of dividends on each series of AMPS will be the Auction Date for such series immediately preceding the Dividend Payment Date.

                  (c) (i) The Applicable Rate for the Auction Market Preferred Stock, Series A shall be 9.4% per annum for the Initial Dividend Period; for the Auction Market Preferred Stock, Series B shall be 9.4% per annum for the Initial Dividend Period; and for the Auction Market Preferred Stock, Series C shall be 9.4% per annum for the Initial Dividend Period. For the purpose of calculating the rate of dividends per annum payable on shares of AMPS (the "Applicable Rate") for each Subsequent Dividend Period the Corporation shall enter into an agreement with the Auction Agent (the "Auction Agent Agreement"). The Applicable Rate on the shares of AMPS for each Subsequent Dividend Period shall be determined by the Auction Agent in accordance with the Auction Agent Agreement, which shall provide that the Auction Agent will follow the Auction Procedures described in paragraph 8 hereof to determine the Applicable Rate. In the event there is no Auction Agent on the Business Day prior to the first day of a Dividend Period, the Applicable Rate for such Dividend Period shall be equal to the Maximum Applicable Rate that could have resulted pursuant to the Auction Procedures, as determined by the Corporation, on such Business Day. If no Auction is held on any Auction Date for any other reason, the Applicable Rate for the Dividend Period beginning on the Business Day following such Auction Date shall be equal to the Maximum Applicable Rate that could have resulted pursuant to the Auction Procedures, as determined by the Auction Agent (or, if there is no Auction Agent, by the Corporation), on such Business Day. The Corporation shall exercise its best efforts to maintain an Auction Agent pursuant to an agreement containing terms no less favorable to the Corporation than the terms of the Auction Agent Agreement.

                          (ii) The amount of dividends per share payable on
                  shares of AMPS for each Dividend Period or part thereof shall be determined by the Corporation and shall be an amount equal to $100,000 per share of AMPS multiplied by the product of (1) the Applicable Rate for such Dividend Period and

                  (2) a fraction the numerator of which shall be the actual number of days in such Dividend Period or part thereof and the denominator of which shall be 360. All dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with 0.5 cents being rounded up).

                         (iii) If the Corporation fails to deposit, in same-day
                  funds, with the Paying Agent by 12:00 noon, New York City time, (A) on any Dividend Payment Date for any series of AMPS an amount sufficient to pay the dividends (whether or not earned or declared) payable on such Dividend Payment Date or
                  (B) on any redemption date for any series of AMPS an amount sufficient to redeem on such date fixed for redemption the shares of such series as to which notice of redemption has been given (including an amount equal to dividends thereon, whether or not earned or declared, accumulated but unpaid to such redemption date), then, in either case, beginning with the Dividend Payment Date or redemption date, as the case may be, on which such failure occurs and continuing until the Dividend Payment Date that is or immediately follows the date the Corporation remedies such failure as provided in the third sentence of this paragraph, the Applicable Rate for each Dividend Period for the series to which such Dividend Payment Date or such redemption date relates shall be equal to 275% of the "AA" Composite Commercial Paper Rate in effect on the second Business Day preceding the first day of such Dividend Period. Notwithstanding the foregoing, if the Corporation remedies such failure by depositing, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, on the first, second or third Business Day following such Dividend Payment Date or date fixed for redemption, as the case may be, an amount equal to (x) the unpaid dividends or unpaid redemption payments plus (y) a late charge computed at an annual rate of 275% of the "AA" Composite Commercial Paper Rate in effect on the second Business Day preceding the date of such failure applied to the amount of such unpaid dividends or unpaid redemption payments based on the number of days elapsed from the applicable Dividend Payment Date or date fixed for redemption to the date on which funds for such dividends or redemption payments are deposited with the Paying Agent divided by 360, then the Applicable Rate for the then-current Dividend Period will be that established on the immediately preceding Auction Date. If, subsequent to the three-Business Day grace period referred to in the preceding sentence, the Corporation remedies such failure to pay dividends or the redemption payments by depositing with the Paying Agent all amounts required by the first sentence of this paragraph plus all dividends (computed at the rate specified in the first sentence of this paragraph) accumulated (whether or not earned or declared) but unpaid to the Dividend Payment Date that is or immediately precedes the date of such remedy, then the Applicable Rate in respect of each Dividend Period commencing after such remedy will be determined in accordance with the Auction Procedures until such time as there is another failure to pay either dividends or the redemption payments with respect to shares of AMPS of such series. In the event of any such remedy described in the preceding sentence, the Corporation will, not more than 30 nor less than five Business Days prior to the next Action Date for such series, notify the Auction Agent, all Holders and the Securities Depository in writing of the date of the next Auction.

                  (d) (i) The Corporation will not issue any other series or class of stock which is senior to the AMPS. The Corporation will not issue any series or class of stock which is on a parity with the shares of AMPS unless it has been advised in writing by the Rating Agencies that such issuance will not adversely affect their respective then-current ratings of the AMPS. No Holders of shares of AMPS shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided in this paragraph 3, on shares of AMPS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payments on any shares of AMPS that may be in arrears.

                         (ii) For so long as shares of AMPS are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution in respect of the Common Stock or any other stock of the Corporation ranking junior to the shares of AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other stock of the Corporation ranking junior to the shares of AMPS as to dividends or upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the shares of AMPS as to dividends and upon liquidation), unless, in each case, immediately thereafter,
                  (A) the AMPS Basic Maintenance Amount would be met, (B) the 1940 Act AMPS Assets Coverage Requirement would be met, (C) all mandatory redemptions of shares of Preferred Stock pursuant to paragraph 5(b) hereof have been completed, (D) the Minimum Liquidity Level would be met and (E) all accumulated and unpaid dividends for all past dividend periods for all Preferred Stock shall have been or are contemporaneously paid in full (or declared and sufficient Deposit Securities have been set apart for their payment). Prior to the payment of any such dividend or other distribution, the Corporation will provide the Auction Agent and the Rating Agencies with a Portfolio Valuation Report (which may be the regular weekly report) and a certificate demonstrating compliance with the foregoing conditions.

                         (iii) Any dividend payment made on the shares of AMPS
                  shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

                         (iv)  For so long as any shares of AMPS are
                  outstanding, the Corporation shall not create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind (collectively "Liens") upon any of its Eligible Portfolio Property, except for (A) Liens the validity of which are being contested in good faith by appropriate proceedings,

                  (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered by the Auction Agent in connection with the AMPS and (D) Liens otherwise incurred in connection with borrowings made in the ordinary course of business in accordance with the Corporation's stated investment objective, policies and restrictions.

                  (e) Not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date, the Corporation shall deposit with the Paying Agent Deposit Securities constituting immediately available funds in an amount sufficient to pay the dividends that are payable on such Dividend Payment Date. The Corporation may direct the Paying Agent with respect to the investment of any such Deposit Securities, provided that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date in immediately available funds.

                  (f) Dividends in arrears for any past Dividend Period may be declared and paid to the Holders at any time, without reference to any regular Dividend Payment Date.

                  (g) For dividends paid in respect of any fiscal year of the Corporation, any dividends declared on the AMPS shall be paid first from earned surplus, to the extent thereof, and then from any other legally available source, and any dividends declared on the Common Stock shall be paid from earned surplus or other sources to the extent not distributed to the Existing Holders. Further, for dividends paid in respect of any fiscal year of the Corporation, any dividends declared on AMPS shall be paid from current and accumulated earnings and profits (within the meaning of the Internal Revenue Code of 1986, as amended (the "Code")) to the extent available, pro rata from investment company taxable income (as that term is defined in section 852(b)(2) of the Code and before taking into account the deduction for dividends paid) and from net capital gain (as that term is defined in Code section 1222(11)). To the extent current and accumulated earnings and profits remain after satisfying the Existing Holders, dividends paid in respect of any fiscal year of the Corporation declared on the Common Stock shall be paid from current and accumulated earnings and profits, from investment company taxable income (before the deduction for dividends paid) and from net capital gain, to the extent not distributed to Existing Holders. Distributions of net capital gain of the Corporation for a taxable year to Existing Holders and holders of Common Stock shall be designated by the Corporation as capital gain dividends (under Code section 852(b)(3)) in the same proportion as net capital gain of the Corporation for the taxable year in respect of which the distribution is made is distributed to such Existing Holders and holders of Common Stock. Designations of foreign taxes deemed paid by stockholders (pursuant to Code section 853) shall be made in the same proportion as income subject to such taxes is distributed to stockholders for the taxable year in respect of which the distribution is made. The Board of Directors or any duly authorized Committee thereof may change the allocation of income and/or designations described herein if, in its sole judgment, it deems it advisable to do so for the purpose of maintaining the qualification of the Corporation as a regulated investment company for federal income tax purposes and/or to avoid tax consequences which, in the sole judgment of the Board of Directors, would be adverse to the Corporation or its stockholders.

         4.       Liquidation Rights

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of AMPS shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the AMPS as to liquidation payments, a liquidation distribution in the amount of $100,000 per share, plus an amount equal to all unpaid dividends accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon), but such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

                  (b) If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the Holders of all outstanding shares of AMPS shall be insufficient to permit the payment in full to such Holders of the amounts to which they are entitled, then such available assets shall be distributed among the Holders of shares of Preferred Stock, including the AMPS, ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full.

                  (c) Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale, lease or exchange by the Corporation of all or substantially all of its property and assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 4.

         5.       Redemption.

         Shares of the AMPS shall be redeemable by the Corporation as provided below:

                  (a) To the extent permitted under the Investment Company Act and Maryland law, the Corporation at its option, upon filing with the Commission, mailing and publishing a Notice of Redemption as described in paragraph 5(e) hereof, may redeem shares of AMPS, in whole or in part, on the next succeeding scheduled Dividend Payment Dates for those shares of AMPS called for redemption, out of funds legally available therefor, at a redemption price equal to $100,000 per share plus an amount equal to dividends thereon (whether or not earned or declared) accumulated to but unpaid through the date fixed for redemption. The Corporation may not give a Notice of Redemption relating to an optional redemption as described in this paragraph unless, at the time of giving such Notice of Redemption, the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders of shares of AMPS by reason of the redemption of their shares on such redemption date.

                  (b) The Corporation shall redeem, at a redemption price of $100,000 per share plus accumulated but unpaid dividends through the date of redemption, shares of AMPS to the extent permitted under the Investment Company Act and Maryland law, on the next succeeding scheduled Dividend Payment Dates applicable to those shares of AMPS called for redemption, if the Corporation fails to maintain the AMPS Basic Maintenance Amount or 1940 Act AMPS Asset Coverage Requirement, as the case may be, and such failure is not cured on or before the Cure Date as reflected in a Portfolio Valuation Report delivered to the Auction Agent and the Rating Agencies and confirmed by the Corporation's Independent Accountants. The number of shares to be redeemed shall be equal to the lesser of (i) the minimum number of shares of AMPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Stock subject to redemption or retirement, would result in the satisfaction of the AMPS Basic Maintenance Amount or the 1940 Act AMPS Asset Coverage Requirement, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares the redemption of which would have such result, all shares of AMPS together with all shares of other Preferred Stock subject to redemption or retirement then outstanding shall be redeemed), and (ii) the maximum number of shares of AMPS together with all shares of other Preferred Stock subject to redemption or retirement that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of AMPS required to be redeemed in accordance with the foregoing, the Corporation shall allocate the amount required to achieve (x) the 1940 Act AMPS Asset Coverage Requirement, pro rata among the AMPS and any other Preferred Stock and (y) the AMPS Basic Maintenance Amount, pro rata, among the AMPS and any Other AMPS. The Corporation shall effect such redemption not later than 45 days after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all the required number of shares of AMPS which are subject to mandatory redemption, the next Dividend Payment Date with respect to any share to be redeemed is more than 45 days after such Cure Date or the Corporation otherwise is unable to effect such redemption on or prior to such Cure Date, the Corporation shall redeem those shares of AMPS which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.

                  (c) Notwithstanding the other provisions of this paragraph 5, no shares of AMPS may be redeemed other than as specified below, unless all accumulated and unpaid dividends on all outstanding shares of AMPS and other Preferred Stock for all past dividend periods shall have been or are contemporaneously paid or declared and Deposit Securities maturing on or prior to the date fixed for redemption are set apart for the payment of such dividends; provided, however, that the Corporation without regard to such limitations, (x) may redeem, purchase or otherwise acquire shares of AMPS (A) with other Preferred Stock as a whole, pursuant to an optional redemption or (B) pursuant to a purchase or exchange offer made for all of the outstanding shares of AMPS and other Preferred Stock, and (y) shall redeem, purchase or otherwise acquire shares of AMPS with other Preferred Stock as a whole pursuant to a mandatory redemption, to the extent permitted under the Investment Company Act, Maryland law and the Articles of Incorporation.

                  (d) If fewer than all the outstanding shares of AMPS are to be redeemed, the shares to be redeemed shall be identified by the Board of Directors by lot, on a pro rata basis, or in such other manner as will not discriminate unfairly against any record holder of shares of such AMPS.

                  (e) Whenever shares of AMPS are to be redeemed, the Corporation shall, not fewer than 30 days prior to the applicable redemption date, file with the Commission as required under the Investment Company Act, a written notice of redemption (a "Notice of Redemption"). The Notice of Redemption shall be (i) mailed by first-class mail, postage prepaid, to each holder of shares of AMPS to be redeemed, and (ii) published by the Corporation in an Authorized Newspaper, not fewer than 15 nor more than 20 days prior to such redemption date. Not fewer than five nor more than 10 days before such mailing date, the Corporation shall mail the Notice of Redemption to the Paying Agent. Each Notice of Redemption shall state (A) the series of AMPS to be redeemed, (B) the redemption date, (C) the redemption price, (D) the place or places where such AMPS are to be redeemed, (E) that dividends on the shares to be redeemed will cease to accumulate on such redemption date, (F) the provision of these Articles Supplementary under which the redemption is being made, (G) if less than all the outstanding shares of AMPS are to be redeemed, the number of shares to be redeemed and the basis upon which the shares to be redeemed are to be selected and (H) the CUSIP number or numbers of the shares to be redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

                  (f) On each redemption date, the Securities Depository shall surrender the certificate evidencing the shares of AMPS. Each Holder of shares of AMPS that were called for redemption shall then be entitled to receive payment of the redemption price for each share. If fewer than all of the shares represented by such certificate are to be redeemed, the Corporation shall issue a new certificate for the shares not redeemed.

                  (g) If the Corporation shall give a Notice of Redemption, then by 12:00 noon, New York City time, on the Business Day next preceding the date fixed for redemption the Corporation shall deposit with the Paying Agent Deposit Securities constituting immediately available funds in an amount sufficient to redeem the shares of AMPS to be redeemed. In such event the Corporation shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders of the shares of AMPS called for redemption upon the redemption date. The Corporation may direct the Paying Agent with respect to the investment of any Deposit Securities so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. The Deposit Securities deposited with the Paying Agent pursuant to the immediately preceding sentence and the shares of AMPS to be redeemed and funds deposited with a paying agent with irrevocable instructions to pay the redemption price with respect to any other shares of Preferred Stock for which a notice of redemption has been duly given shall be excluded from the calculation of the AMPS Basic Maintenance Amount, the 1940 Act AMPS Asset Coverage Ratio, and the 1940 Act AMPS Asset Coverage Requirement. Upon the date of such deposit, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the Holders of the shares of AMPS so called for redemption shall cease and terminate except the right of the Holders thereof to receive the redemption price thereof inclusive of accumulated but unpaid dividends, but without any interest, and such shares shall no longer be deemed outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate redemption price of the shares of AMPS called for redemption on such date and any remaining Deposit Securities. Any assets so deposited which are unclaimed at the end of one year from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the Holders of the shares of AMPS so called for redemption shall look only to the Corporation for payment thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Securities so deposited.

              (h) Shares of AMPS that have been redeemed, purchased or otherwise acquired by the Corporation may not be reissued, shall not be deemed outstanding, and shall be retired and cancelled. Shares with respect to which a Notice of Redemption has been given as provided in paragraph 5(e) above shall not be deemed outstanding for purposes of the Auction Procedures set forth in paragraph 8 hereof.

              (i) In addition to redemption rights expressly established under these Articles Supplementary, the Corporation may repurchase shares of AMPS to the extent nor or hereafter permitted by the laws of the State of Maryland and by the Investment Company Act.

              (j) If the Corporation shall not have funds legally available for the redemption of all the shares of the AMPS to be redeemed on any redemption date (or is otherwise legally unable to effect such redemption), the Corporation shall redeem on such redemption date the number of shares of AMPS as it shall be legally able to redeem, ratably from each Existing Holder whose shares are to be redeemed and the remainder of the shares of the AMPS required to be redeemed shall be redeemed, as provided in paragraph 5(b) above.

         6.   Voting Rights.

              (a) General. Each holder of AMPS shall be entitled to one vote for each share held on each matter on which the holders of the AMPS are entitled to vote and, except as otherwise provided in the Articles of Incorporation, these Articles Supplementary or by law, the holders of the AMPS and the Common Stock shall vote together as one class on all matters submitted to the stockholders; provided, however, that at any meeting of stockholders of the Corporation at which directors are to be elected, the holders of Preferred Stock of all series, voting separately as a single class, shall be entitled to elect two members of the Board of Directors, and the holders of Common Stock, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors; provided, further, however, that the identity of the two directors representing the holders of outstanding shares of Preferred Stock may be designated by the Board of Directors until the first meeting of the Corporation's stockholders at which holders of shares of Preferred Stock shall be entitled to vote for the election of directors.

              (b)  Right to Elect Majority of Board of Directors.

                   (i) During any period in which (A) dividends on any
              outstanding Preferred Stock of any series shall be due and unpaid in an amount equal to two full years' dividends; or (B) the Corporation fails to redeem any shares of Preferred Stock that are required to be redeemed pursuant to paragraph 5(b) above or that would have been so redeemed but for the requirement that redemption be made out of legally available funds, or (C) holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation (the "Voting Period"), the number of directors constituting the Board of Directors shall automatically be increased by the smallest number that, when added to the two directors elected by the holders of Preferred Stock pursuant to paragraph 6(a) above, will constitute a majority of the total number of directors so increased; and at a special meeting of stockholders, which shall be called and held as soon as practicable, and at all subsequent meetings at which directors are to be elected, the holders of Preferred Stock of all series voting separately as a single class shall be entitled to elect the smallest number of additional directors of the Corporation who, together with the two directors elected by the holders of Preferred Stock pursuant to paragraph 6(a) above, will constitute a majority of the total number of directors of the Corporation so increased. The terms of office of the persons who are directors at the time of that election shall continue.

                       (ii) If the Corporation thereafter shall pay, or declare
              and set apart for payment, in full all dividends payable on all outstanding shares of Preferred Stock of all series for all past dividend periods and if the Corporation has remedied any failure to redeem shares of Preferred Stock that are required to be redeemed pursuant to paragraph 5(b) above, and holders of no other series of Preferred Stock are entitled to elect a majority of the directors of the Corporation the Voting Period and the voting rights stated in this paragraph 6(b) shall cease, and the terms of office of all additional directors elected by the holders of Preferred Stock (but not of the directors elected by the holders of Common Stock or the two directors regularly elected by the holders of Preferred Stock as provided in paragraph 6(a) shall terminate automatically, subject always, however, to the revesting of such voting rights in the holders of shares of Preferred Stock upon the further occurrence of any of the events described in clauses (A), (B) or (C) of paragraph 6(b)(i).

                   (c) Voting Procedures.

                       (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect directors pursuant to paragraph 6(b), the Corporation shall call a special meeting of, and mail a notice to, such holders of shares of Preferred Stock. Such special meeting shall be held not less than 10 nor more than 80 days after the date of mailing of such notice. If the Corporation fails to send such notice, the meeting may be called by any holder of shares of Preferred Stock on like notice. The record date for determining the holders of shares of Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is given. At any such special meeting and at each meeting at which directors are elected held during a Voting Period, the holders of shares of Preferred Stock, voting together as a class (to the exclusion of the holders of shares of Common Stock), shall be entitled to elect the number of directors prescribed in paragraph 6(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the holders of shares of Preferred Stock, present in person or by proxy or any officer of the Corporation present entitled to preside or act as Secretary of such meeting shall have the power to adjourn the meeting without further notice to a date not more than 120 days after the original record date for such meeting.

                       (ii) For purposes of determining any rights of the holders of shares of Preferred Stock to vote on any matter, whether such right is created by the Articles of Incorporation, these Articles Supplementary by statute or otherwise, no holder of shares of Preferred Stock shall be entitled to vote and no share of Preferred Stock shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, such share shall have been redeemed or called for redemption as provided in paragraph 5(e) and sufficient Deposit Securities with maturities on or prior to the redemption date shall have been deposited in trust with the Paying Agent to effect such redemption.

                       (iii) The directors elected by the holders of shares of
              Preferred Stock pursuant to paragraph 6(b) shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of a majority of shares of Preferred Stock outstanding. Any vacancy on the Board of Directors occurring by reason of such removal or otherwise (in the case of directors subject to election by the holders of shares of Preferred Stock) may be filled only by vote of the holders of at least a majority of shares of Preferred Stock outstanding, and if not so filled such vacancy shall (subject to the provisions of any applicable law) be filled by a majority of the remaining directors (or the remaining director) who were elected by the holders of shares of Preferred Stock. Any other vacancy on the Board of Directors during a Voting Period shall be filled as provided in the Corporation's By-Laws.

                       (iv) At any time when the holders of shares of Preferred Stock become entitled to elect additional directors pursuant to paragraph 6(b), the maximum number of directors fixed by the By-Laws of the Corporation or otherwise shall automatically be increased by the number of such additional directors if required; and at such time as the holders of shares of Preferred Stock shall no longer be entitled to elect directors pursuant to paragraph 6(b), such exact number shall automatically be decreased by the number by which they were increased by reason of this provision.

              (d) Certain Corporate Acts. So long as any shares of AMPS are outstanding, the Corporation shall not, subject to the requirements of the Investment Company Act and Maryland law, without the affirmative vote or consent of the holders of at least two-thirds of the votes of the shares of AMPS outstanding at the time, either in person or by proxy, either in writing or at a meeting (voting separately as one class) in addition to any vote required by Article Fifth of the Articles of Incorporation: (x) amend, alter or repeal the provisions of the Articles of Incorporation including these Articles Supplementary, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such shares of AMPS or the Holders thereof, or (y) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of any such indebtedness, provided, however, that the Corporation may authorize the issuance of indebtedness for borrowed money, for temporary or emergency purposes or for the clearance of transactions, in an aggregate amount not to exceed the lesser of $10,000,000 or 10% of the aggregate liquidation preference of the shares of AMPS outstanding at any one time without any such consent or approval, provided that, with or without the consent or approval of the holders, such action would not result in the lowering of the then-current rating of the shares of AMPS by the Rating Agencies (as evidenced in writing by the Rating Agencies); provided that any increase in the amount of the authorized AMPS or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the AMPS will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers unless such issuance would cause the Corporation not to satisfy the 1940 Act AMPS Asset Coverage Requirement or the AMPS Basic Maintenance Amount.

         The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of AMPS shall have been redeemed, or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

              (e) Exclusive Remedy. Unless otherwise required by law, the Holders shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. In the event that the Corporation fails to pay an dividends on the shares of AMPS or the Corporation fails to redeem any shares of AMPS which it is required to redeem, or any other event occurs which requires the mandatory redemption of AMPS and the required Notice of Redemption has not been given, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 6. In no event shall the Holders have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

              (f) Notification to Rating Agencies. In the event a vote of holders of AMPS is required pursuant to the provisions of Section 13(a) of the Investment Company Act, the Corporation shall, not later than ten business days prior to the date on which such vote is to be taken, notify the Rating Agencies that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

         7.   Asset and Liquidity Coverage.

              (a)  1940 Act AMPS Asset Coverage Requirement.

                   The Corporation shall maintain, as of the last Valuation Date of each month in which any share of AMPS is outstanding, the 1940 Act AMPS Asset Coverage Requirement. The calculation of the 1940 Act AMPS Asset Coverage Ratio shall be included in each Portfolio Valuation Report.

              (b)  AMPS Basic Maintenance Amount.

                   (i) For so long as any shares of AMPS are outstanding, the Corporation will maintain, on each Valuation Date, Eligible Portfolio Property having an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, each as of such Valuation Date.

                   (ii) On the Date of Original Issue and on or before 10:00 A.M., New York City time, on the fourth Business Day after any other Valuation Date thereafter, the Corporation shall complete and deliver to the Auction Agent a summary Portfolio Valuation Report, which will be deemed to have been delivered to the Auction Agent (A) if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof, or (B) if the Auction Agent receives a telecopy, telex or other electronic transcription setting forth at least the applicable Discounted Value of the aggregate of all Eligible Portfolio Property (the "Portfolio Calculation") and the AMPS Basic Maintenance Amount each as of the relevant Valuation Date and on the same day the Corporation mails to the Auction Agent for delivery on the next Business Day the summary Portfolio Valuation Report. A failure by the Corporation to deliver a Portfolio Valuation Report to the Auction Agent under this paragraph 7(b)(ii) shall be deemed to be delivery of a Portfolio Valuation Report indicating a Discounted Value for all Eligible Portfolio Property of less than the AMPS Basic Maintenance Amount, as of the relevant Valuation Date. The Corporation shall also deliver promptly copies of each Portfolio Valuation Report to each of the Rating Agencies.

                   (iii) Within seven Business Days after the date of delivery to the Auction Agent of the first Portfolio Valuation Report and each Portfolio Valuation Report in accordance with paragraph 7(b)(ii) above relating to a Quarterly Valuation Date, the Corporation shall deliver to the Auction Agent and the Rating Agencies a report or reports (the "Accountant's Confirmation") reviewing the Portfolio Calculation, prepared by the Corporation's Independent Accountants, relating to such Portfolio Valuation Report (and reviewing the Portfolio Calculation relating to any other Portfolio Valuation Report, randomly selected by the Independent Accountants, that was delivered by the Corporation during the quarter ending on such Quarterly Valuation
              Date) substantially to the effect that (A) the Independent Accountants have read such Portfolio Valuation Reports (each, a "Report"); (B) with respect to the 1940 Act AMPS Asset Coverage Ratio, AMPS Basic Maintenance Amount and Minimum Liquidity Level, the results of the calculations set forth in each Report have been recalculated and are numerically correct; (C) with respect to the excess or deficiency of the Discounted Value amount when compared to the AMPS Basic Maintenance Amount, the results of the calculation set forth in each Report have been recalculated and are numerically correct; (D) with respect to the excess or deficiency of the Dividend Coverage Assets amount when compared to the Minimum Liquidity Level, the results of the calculation set forth in each Report have been recalculated and are numerically correct; (E) with respect to the lower of two bid prices provided to the Corporation for purposes of valuing securities in the portfolio, the Independent Accountants have traced the price used in each Report to the lower of the two bid prices listed in the Report and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their report of such differences); (F) that the assets listed in each Report conform with the definition of Eligible Portfolio Property; and (G) the calculations used by the Corporation in calculating the 1940 Act AMPS Asset Coverage Ratio, the AMPS Basic Maintenance Amount and the Minimum Liquidity Level are in compliance with the format set forth in the form of Portfolio Valuation Report attached as an exhibit to the Auction Agent Agreement. If any letter reviewing the Portfolio Calculation delivered pursuant to this paragraph shows that an error was made in the Portfolio Valuation Report for such Quarterly Valuation Date, or shows that a lower aggregate Discounted Value for the aggregate of all Eligible Portfolio Property was determined by the Independent Accounts, the calculation or determination made by such Independent Accounts shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall promptly amend the Portfolio Valuation Report and deliver the amended Portfolio Valuation Report to the Auction Agent.

              (c)  Liquidity Coverage.

                   (i) As of each Valuation Date as long as any shares of AMPS are outstanding, the Corporation shall determine (A) the Market Value of the Dividend Coverage Assets owned by the Corporation as of that Valuation Date, (B) the Dividend Coverage Amount on that Valuation Date, and (C) whether the Minimum Liquidity Level is met as of that Valuation Date. The calculations of the Dividend Coverage Assets, the Dividend Coverage Amount and whether the Minimum Liquidity Level is met shall be set forth in a certificate (a "Certificate of Minimum Liquidity") dated as of the Valuation Date. The Portfolio Valuation Report and the Certificate of Minimum Liquidity may be combined in one certificate. The Corporation shall cause the Certificate of Minimum Liquidity to be delivered to the Auction Agent not later than the close of business on the third Business Day after the Valuation Date. The Minimum Liquidity Level shall be deemed to be met as of any date of determination if the Corporation has timely delivered a Certificate of Minimum Liquidity relating to such date, which states that the same has been met and which is not manifestly inaccurate. In the event that a Certificate of Minimum Liquidity is not delivered to the Auction Agent when required, the Minimum Liquidity Level shall be deemed not to have been met as of the applicable date.

           (ii) If the Minimum Liquidity Level is not met as of any Valuation Date, then the Corporation shall purchase or otherwise acquire Dividend Coverage Assets (with the proceeds from the liquidation of Eligible Portfolio Property or otherwise) to the extent necessary so that the Minimum Liquidity Level is met as of the fifth Business Day following such Valuation Date. The Corporation shall, by such fifth Business Day, provide to the Auction Agent a Certificate of Minimum Liquidity setting forth the calculations of the Dividend Coverage Assets and the Dividend Coverage Amount and showing that the Minimum Liquidity Level is met as of such fifth Business Day together with a report of the custodian of the Corporation's assets confirming the amount of the Corporation's Dividend Coverage Assets as of such fifth Business Day.

     (d)   Calculation of AMPS Basic Maintenance Amount; Accounting Treatment.

           (i) Eligible Portfolio Property of the Corporation shall be determined on an accrual basis in accordance with customary practice under which Eligible Portfolio Property purchased and not yet received are so reflected as Eligible Portfolio Property.

           (ii) Dividends on the Common Stock which are payable in Common Stock shall, after the effective date of any election by a holder of Common Stock to receive such dividend, be excluded from current liabilities.

           (iii) Withholding taxes with respect to interest earned on any asset of the Corporation if such interest is not included in Eligible Portfolio Property, shall be excluded from current liabilities.

           (iv) With respect to Eligible Portfolio Property sold by the Corporation as of or prior to the Valuation Date, (x) if the determination is being made for Moody's, the sales price of such property will be reflected as Cash or Australian Currency, as appropriate, in Eligible Portfolio Property, to the extent that such receivable is due and payable within 5 Business Days (determined as for a Valuation Date) and is not subject to any dispute and (y) if the determination is being made for S&P, the Market Value of such property will be reflected in Eligible Portfolio Property and will be discounted at the appropriate Discount Factor.

     (e) Other Permitted Assets. In addition to Eligible Portfolio Property, the Corporation may own Other Permitted Assets and may also own other securities, if the inclusion of any such type of other securities is deemed by the Board of Directors to be in the best interest of the Corporation. Other Permitted Assets and such other securities may be included in Eligible Portfolio Property if the Rating Agencies have advised the Corporation in writing that the inclusion of such Other Permitted Assets or other securities in Eligible Portfolio Property would not adversely affect their respective then-current ratings of the shares of AMPS.

           (f) Failure to Satisfy AMPS Basic Maintenance Amount. Within ten Business Days after the date of delivery to the Auction Agent of a Portfolio Valuation Report in accordance with paragraph 7(b) above relating to any Valuation Date on which the Corporation failed to satisfy the AMPS Basic Maintenance Amount, and relating to the Cure Date with respect to such failure to satisfy the AMPS Basic Maintenance Amount, the Independent Accountants will provide to the Auction Agent and the Rating Agencies an Accountant's Confirmation as to such Portfolio Valuation Report.

     8.    Auction Procedures.

           (a)    Certain Definitions.

                  Capitalized terms not defined in this paragraph 8(a) shall have the respective meanings specified in paragraph 1. As used in this paragraph 8, the following terms shall have the following meanings, unless the context otherwise requires:

                  (i) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Corporation.

                  (ii) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of an Existing Holder or a Potential Holder and is identified as such in such holder's Purchaser's Letter.

                  (iii) "AMPS" shall man the shares of AMPS being auctioned pursuant to this paragraph 8.

                  (iv) "Auction" shall mean the periodic operation of the procedures set forth in this paragraph 8.

                  (v) "Auction Date' shall mean the first Business Day next preceding the first day of a Dividend Period.

                  (vi) "Available AMPS" shall have the meaning specified in paragraph 8(d)(i) below.

                  (vii) "Bid" and "Bids" shall have the respective meanings specified in paragraph 8(b)(i) below.

                  (viii) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph 8(b)(i) below.

                  (ix) "Broker-Dealers" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 8, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

                  (x) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 8.

                  (xi) "Existing Holder", when used with respect to shares of AMPS, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of such shares of AMPS in the records of the Auction Agent.

                  (xii) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph 8(b)(i) below.

                  (xiii) "Order" shall have the meaning specified in paragraph 8(b)(i) below.

                  (xiv) "Outstanding" shall mean, as of any date, shares of AMPS theretofore issued by the Corporation except, without duplication, (A) any shares of AMPS theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Corporation, or as to which a Notice of Redemption shall have been given and moneys shall have been deposited in trust by the Corporation pursuant to paragraph 5(g) and (B) any shares of AMPS as to which the Corporation or any Affiliate thereof shall be an Existing Holder.

                  (xv) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                  (xvi) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring shares of AMPS (or, in the case of an Existing Holder, additional shares of AMPS).

                  (xvii) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of AMP.

                  (xviii) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph 8(b)(i) below.

                  (xix) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date (as may be specified by the Auction Agent from time to time) as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

                  (xx) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph 8(d)(I) below.

                  (xxi) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph 8(d)(i) below.

                  (xxii) "Submitted Order and "Submitted Orders" shall have the respective meanings specified in paragraph 8(d)(i) below.

                  (xxiii) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified is paragraph 8(d)(i) below.

                  (xxiv) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 8(d)(i) below.

                  (xxv) "Winning Bid Rate" shall have the meaning specified in paragraph 8(d)(i) below.

           (b)    Orders by Existing Holders and Potential Holders.

                  (i) On or prior to the Submission Dead-line on each Auction Date:

                          (A)   each Existing Holder may submit to a
                  Broker-Dealer information as to:

                                (1) the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next Dividend Period;

                                (2) the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum then specified by such Existing Holder; and/or

                                (3) the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Periods; and

           (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purposes of conducting a competitive Auction, shall contact potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding shares, if any, of AMPS which each such Potential Holder offers to purchase provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential holder.

                 For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph 8(b)(i) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause
           (A)(l) of this paragraph 8(b) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 8(b) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause
           (A)(3) of this paragraph 8(b) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders".

                             (ii) (A)  A Bid by an Existing Holder shall
                 constitute an irrevocable offer to sell;

                                  (1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid;

                                  (2)  such number or a lesser number of
                       Outstanding shares of AMPS to be determined as set forth in paragraph 8(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

                                  (3) a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 8(e)(ii)(C) if such specified rate, per annum, shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                 (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                             (1) the number of Outstanding shares of AMPS specified in such Sell Order; or

                             (2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 8(e)(ii) (C) if Sufficient Clearing Bids do not exist.

                 (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                             (1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Date determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                             (2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 8(e)(i)(E) if the

            Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

            (c)  Submission of Orders by Broker-Dealers to Auction Agent.

                 (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer specifying with respect to each
      Order:

                        (A)    the name of the Bidder placing such Order;

                        (B) the aggregate number of Outstanding shares of AMPS that are the subject of such Order;

                        (C)    to the extent that such Bidder is an Existing
            Holder:

                               (1) the number of Outstanding shares, if any, of AMPS subject to any Hold Order placed by such Existing Holder;

                               (2) the number of Outstanding shares, if any, of AMPS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

                               (3) the number of Outstanding shares, if any, of AMPS subject to any Sell Order placed by such Existing Holder; and

            (D) to the extent such Bidder is a Potential Holder the rate per annum specified in such Potential Holder's Bid.

                 (ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                 (iii) If an Order or Orders covering all of the Outstanding shares of AMPS held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted or behalf of such Existing Holder covering the number of Outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                 (iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding shares of AMPS held by an Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

            (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of AMPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of AMPS subject to such Hold Orders exceeds the number of Outstanding shares of AMPS held by such Existing Holder, the number of shares of AMPS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, cover the number of Outstanding shares of AMPS held by such Existing Holder;

                (B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to any Hold Order referred to in paragraph 8(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares than can be the subject of valid Bids after application of paragraph 8(c)(iv)(A) above and of the foregoing portion of this paragraph 8(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 8(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

                (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to Hold Orders referred to in paragraph 8(c)(iv)(A) and Bids referred to in paragraph 8(c)(iv)(B), provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of AMPS subject to such Sell Orders is greater than such excess, the number of shares of AMPS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of AMPS equal to such excess.

                    (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of AMPS therein specified.

                (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

                    (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted

           Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                (A) the excess of the total number of Outstanding shares of AMPS over the number of Outstanding shares of AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");

                (B) from the Submitted Orders whether the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                    (1) the number of Outstanding shares of AMPS that are the
                subject of Submitted Bids by Existing solders specifying one or more rates per annum higher than the Maximum Applicable Rate; and

                    (2) the number of Outstanding shares of AMPS that are
                subject to Submitted Sell Orders

           (if such excess or such equality exists (other than because the number of Outstanding shares of AMPS in clauses (1) and (2) above are each zero because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                (C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

                    (1) each Submitted Bid from Existing Holders specifying the
                Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of AMPS that are the subject of such Submitted Bids, and

                    (2) each Submitted Bid from Potential Holders specifying the
                Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling those Potential Holders to purchase the shares of AMPS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available AMPS.

                        (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 8(d)(i), the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and, based on all such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

                (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

                (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

                (C) if all the shares of AMPS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to ___% of the 30-day "AA" Composite Commercial Paper Rate on the date of the Auction.

                (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocations of Shares.

                Based on the determinations made pursuant to paragraph 8(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                    (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraphs 8(e)(iii) and 8(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                        (A) the Submitted Sell Orders of Existing Holders shall
                be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of AMPS that are the subject of such Submitted Sell Order or Submitted Bid;

                        (B) the Submitted Bid of each of the Existing Holders
                specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;

                        (C) the Submitted Bid of each of the Potential Holders
                specifying any rate per annul that is lower than the Winning Bid Rate shall be accepted;

                        (D) the Submitted Bid of each of the Existing Holders
                specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of AMPS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of

                    AMPS (Remaining Shares") equal to the excess of the Available AMPS over the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraphs 8(e)(i)(B) and 8(e)(i)C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of AMPS, but only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of AMPS obtained by multiplying
                    (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the numbers of Outstanding shares of AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

                              (E) the Submitted Bid of each of the Potential
                    Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of shares of AMPS subject to Submitted Bids described in paragraphs 8(e)(i)(B), 8(e)(i)(C) and 8(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bids and the denominator of which shall be the sum of the numbers of Outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

                        (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders), subject to the provisions of paragraph 8(e)-(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                              (A) the Submitted Bid of each Existing Holder
                    specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;

                              (B) the Submitted Bid of each Potential Holder
                    specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of AMPS that are the subject of such Submitted Bid; and

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

                          (C) the Submitted Bid of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted, thus requiring each such Existing Holder to sell the shares of AMPS that are the subject of such Submitted Bid, and the Submitted Sell Order of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Outstanding shares of AMPS obtained by multiplying
                (x) the difference between the Available AMPS and the aggregate number of Outstanding shares of AMPS subject to Submitted Bids described in paragraphs 8(e)-(ii)(A) and 8(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders.

                    (iii) If, as a result of the procedures described in paragraphs 8(e)(i) or 8(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine round up or down the number of shares of AMPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of AMPS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of AMPS.

                    (iv) If, as a result of the procedures described in paragraph 8(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of AMPs on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of AMPS for purchase among Potential Holders so that only whole shares of AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of AMPS on such Auction Date.

                    (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of AMPS to be purchased and the aggregate number of Outstanding shares of AMPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of AMPS.

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

                (f) Participation in Auctions.

     Neither the corporation nor any Affiliate of the Corporation may submit an Order in any Auction.

     9.   Miscellaneous.

                (a) To the extent permitted by applicable law, the Board of Directors may interpret or adjust the provisions hereof to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Holders of shares of AMPS and if such inconsistency or ambiguity reflects an incorrect provision hereof then the Board of Directors may authorize the filing of a Certificate of Amendment or a Certificate of Correction, as the case may be.

                (b) If there is a Securities Depository, one certificate for all of the shares of AMPS of any series shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Such certificate shall bear a legend to the effect that such certificate is issued subject to the provisions contained in these Articles Supplementary and each Purchaser's Letter. The Corporation will also issue stop-transfer instructions to the Paying Agent for the shares of AMPS. Except as provided in paragraph (c) below, the Securities Depository or its nominee will be the Holder, and no beneficial owner shall receive certificates representing its ownership interest in such shares.

                (c) If there is no Securities Depository, the Corporation may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 9(b) registered in the names of the beneficial owners or their nominees and rescind the stop-transfer instruction referred to in paragraph 9(b) with respect to such shares.

                (d) The Corporation shall exercise its best efforts to maintain an Auction Agent pursuant to an agreement containing terms not materially less favorable to the Corporation than the terms of the Auction Agent Agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors on December 13, 1988.

                (e) The Corporation shall use its best efforts to maintain a rating of the AMPS from each of the Rating Agencies.

                (f) All notices or communications, unless otherwise specified in the By-laws of the Corporation or these Articles Supplementary, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage pre-paid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

                (g) So long as any shares of AMPS shall be outstanding, the Corporation shall not engage in "short sales" or "hedging" or enter into "futures contracts" or "option contracts" with respect to the Eligible Portfolio Property.

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

     IN WITNESS WHEREOF, THE FIRST AUSTRALIA PRIME INCOME FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 17/th/ day of January 1989, and its President acknowledges that these Articles Supplementary are the act and deed of The First Australia Prime Income Fund, Inc., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                                             THE FIRST AUSTRALIA PRIME INCOME
                                             FUND, INC.



                                             By:  /s/ Brian Sherman
                                                  ---------------------------
                                                  President

ATTEST:


  /s/ RM Randall
--------------------------
         Secretary


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